                                                                     EXHIBIT 4.8

                     TELESYSTEM INTERNATIONAL WIRELESS INC.

                                    AS ISSUER

                                       AND

                                   THE HOLDERS

                                IDENTIFIED WITHIN

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                           SECOND AMENDED AND RESTATED

                          REGISTRATION RIGHTS AGREEMENT

                                 MARCH 17, 2004


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                                TABLE OF CONTENTS

                                                                               PAGE
                                                                               ----
SECTION 1         AMENDMENT AND RESTATEMENT, DEFINITIONS                         1

SECTION 2         U.S. AND CANADIAN DEMAND REGISTRATION RIGHTS                   5

SECTION 3         PIGGYBACK REGISTRATION                                         7

SECTION 4         REGISTRATIONS ON FORM F-3 AND UNDER THE QUALIFYING
                  SHORT-FORM PROSPECTUS                                          9

SECTION 5         EXPENSES OF REGISTRATION                                      10

SECTION 6         REGISTRATION PROCEDURES                                       10

SECTION 7         INDEMNIFICATION                                               14

SECTION 8         INFORMATION BY THE HOLDERS                                    18

SECTION 9         RULE 144 REPORTING, ETC.                                      18

SECTION 10        NO CONFLICTS OF RIGHTS                                        19

SECTION 11        TERMINATION                                                   19

SECTION 12        SUCCESSORS AND ASSIGNS                                        19

SECTION 13        ASSIGNMENT                                                    19

SECTION 14        MERGERS, ETC.                                                 20

SECTION 15        NOTICES                                                       20

SECTION 16        ENTIRE AGREEMENT                                              22

SECTION 17        COUNTERPARTS; FACSIMILE SIGNATURES                            22

SECTION 18        HEADINGS                                                      22

SECTION 19        SEVERABILITY                                                  22

SECTION 20        GOVERNING LAW                                                 23

SECTION 21        LANGUAGE                                                      23

SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of March 17, 2004, among Telesystem International Wireless Inc. (the "ISSUER") and the Holders (as defined below) (the "AGREEMENT")


WHEREAS certain shareholders of the Issuer and the Issuer are party to the Amended and Restated Registration Rights Agreement, dated December 14, 2001 (the "ORIGINAL REGISTRATION RIGHTS AGREEMENT");

WHEREAS one of those shareholders, Capital Communications CDPQ Inc., disposed of all its shares in the Issuer on 25 September 2003;

WHEREAS pursuant to a Share Transfer Agreement by and among MobiFon Holdings B.V, the Issuer and EEIF Melville B.V. dated 10 February 2004 and a Share Sale and Purchase Agreement by and among the Issuer, Clearwave N.V., Emerging Europe Infrastructure Fund C.V. and EEIF Czech N.V. dated 10 February 2004, EEIF acquired, for valuable consideration, common shares of the Issuer;

WHEREAS, as a result of the foregoing transactions, the Issuer and the Holders hereby desire to amend and restate the Original Registration Rights Agreement as hereinafter set forth.

SECTION 1         AMENDMENT AND RESTATEMENT, DEFINITIONS

(a) With immediate effect, the Second Amended and Restated Registration Rights Agreement is hereby amended and restated so that it will read and be construed for all purposes as set out in this Agreement.

(b) As used in this Agreement, the following terms shall have the following meanings:

"AFFILIATE" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such first-named Person. For purposes of the definition of Affiliate, the term "control" (including the terms "controls", "controlled by", and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

"BOARD" has the meaning ascribed to it in Section 2.6.

"CANADIAN SECURITIES LAWS" means all applicable securities laws, the respective regulations, rules and orders made thereunder, and all applicable policy statements and blanket rulings and orders promulgated by the Securities Commissions.

"EEIF" means EEIF Melville B.V., Emerging Europe Infrastructure Fund C.V., and EEIF Czech N.V. and their respective Affiliates and successors, acting collectively.



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

"FINAL PROSPECTUS" has the meaning ascribed to it in Section 7.5.

"HOLDERS" means, collectively, (i) the Persons listed on Schedule 1 attached to this Agreement and (ii) any Affiliate of any Person listed on Schedule 1 attached hereto.

"INDEMNIFIED PARTY" has the meaning ascribed to it in Section 7.3.

"INDEMNIFYING PARTY" has the meaning ascribed to it in Section 7.3.

"INITIATING HOLDER" has the meaning ascribed to it in Section 3.1.

"INSPECTOR" has the meaning ascribed to it in Section 6.3(i).

"ISSUER" has the meaning assigned to it in the preamble.

"JP MORGAN" means J.P. Morgan Partners (BCHA), L.P., JPMP TIW EH, L.P., AOF Investment N.V., CEA Investment N.V. and CAIP Investment N.V., and any of their Affiliates or successors, acting collectively.

"NASD" has the meaning ascribed to it in the definition of Registration
Expenses.

"NASDAQ" means the The Nasdaq Stock Market, Inc. (National Market and/or SmallCap Market).

"OSA" means the Securities Act (Ontario), as amended.

"OTHER SHAREHOLDERS" means shareholders other than the Holders entitled to piggyback registration rights under any contractual agreement of the Issuer, including, without limitation, any Qualified Purchaser.

"OTHER SHARES" means shares of the Issuer, other than Registrable Securities, subject to piggyback registration rights under any contractual agreement of the Issuer.

"PERSON" means a natural person, partnership, limited liability partnership, corporation, limited liability company, joint stock corporation, trust, unincorporated association, joint venture or other entity or Governmental Entity, and pronouns referring to a "Person" have a similarly extended meaning.

"PRIMARY OFFERING" has the meaning ascribed to it in Section 3.1.

"PRIMARY SHARES" has the meaning ascribed to it in Section 3.2(i).

"QUALIFIED PURCHASER" means each and every permitted successor to, or assignee or transferee of, at least US$25,000,000 of Registrable Securities of any Holder.


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

"QUALIFYING PROVINCE" means each of the provinces in Canada in which the Issuer is a reporting issuer (or the equivalent).

"QUALIFYING SHORT-FORM PROSPECTUS REGIME" shall mean the short-form prospectus regime under Canadian Securities Laws pursuant to National Instrument 44-101, which is available for use in all Qualifying Provinces for all Registrable Securities.

"RECORDS" has the meaning ascribed to it in Section 6.3(i).

The terms "REGISTER", "REGISTERED" and "REGISTRATION" refer, subject to the next sentence hereof, to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement. In addition, for purposes hereof, unless inconsistent with the context:

(i) the term "REGISTRATION" and any references to the act of registering includes the qualification under Canadian Securities Laws of a prospectus for which a final receipt has been issued in respect of a distribution or distribution to the public, as the case may be, of Registrable Securities or Other Shares;

(ii) the term "REGISTERED" as applied to any Registrable Securities or Other Shares includes a distribution or distribution to the public, as the case may be, of any Registrable Securities or Other Shares;

(iii) the term "REGISTRATION STATEMENT" includes a prospectus filed under Canadian Securities Laws in any Qualifying Province;

(iv) any references to a registration statement having become effective, or similar references, shall include a prospectus filed under Canadian Securities Laws in the Qualifying Provinces for which a final receipt has been obtained from the relevant Canadian securities regulatory authorities; and

(v) the provisions of this Agreement shall be applied, mutatis mutandis, to any proposed distribution or distribution to the public, as the case may be, of Registrable Securities or Other Shares hereunder in the Qualifying Provinces or to which the prospectus requirements under any of the Canadian Securities Laws shall otherwise apply.

"REGISTRABLE SECURITIES" shall mean the common shares of the Issuer owned by a Holder (including shares acquired by conversion of series A, non-voting participating preferred shares) from time to time and any securities issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, or in any recapitalization, consolidation or split of, any such securities owned by such Holder from time to time, provided, however, that any such common share or other security of the Issuer shall only be treated as a Registrable Security if and for so long as:

(i) it has not been (A) effectively registered for resale by such Holder under the Securities Act or equivalent applicable Canadian Securities Laws, (B) sold pursuant to Rule 144 under the Securities Act or equivalent applicable Canadian Securities Laws, (C) to the extent such Holder is not an Affiliate of the Issuer, saleable pursuant to Rule 144(k) under the Securities Act or equivalent applicable Canadian Securities Laws, or (D) repurchased or otherwise acquired by the Issuer or an Affiliate of the Issuer (other than such Holder), and

(ii) the sale would in the opinion of such Holder constitute a "distribution" or "distribution to the public" or the equivalent under applicable Canadian Securities Laws.

"REGISTRATION EXPENSES" shall mean all expenses incident to the Issuer's and the Holder's performance of or compliance with its obligations under this Agreement, including, without limitation, all SEC, National Association of Securities Dealers ("NASD") and stock exchange, NASDAQ, Toronto Stock Exchange, the Securities Commissions or other and applicable Canadian securities regulatory authorities, in each case with respect to registration, listing and filing fees and expenses, fees and expenses of compliance with applicable state securities or "blue sky" laws or Canadian Securities Laws (including, without limitation, all fees and disbursements of counsel for the underwriters in connection with "blue sky" qualifications of Registrable Securities), printing expenses, escrow fees, messenger and delivery expenses, fees and disbursements of counsel for the Issuer and all independent certified public accountants or chartered accountants (including where applicable the expenses of any annual audit and "cold comfort" letters required by or incident to such performance and compliance), the disbursements of underwriters customarily paid in connection with secondary registered public sales of securities (including the fees and expenses of any "qualified independent underwriter" required by the NASD), all fees of each Holder's U.S. and Canadian Counsel, as the case may be (which fees of each Holder's U.S. and Canadian Counsel shall not exceed US$ 20,000 in the aggregate per registration), fees and expenses of any special experts retained by the Issuer in connection with such registration, and fees and expenses of other Persons retained by the Issuer (but not including any Selling Expenses).

"REGISTRATION STATEMENT" means any registration statement of the Issuer which covers an offering of any of the Registrable Securities, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

"REPRESENTATIVE" has the meaning ascribed to it in Section 2.3.

"REQUESTING HOLDER" has the meaning ascribed to it in Section 2.1.

"SEC" means the United States Securities and Exchange Commission or any successor entity.

"SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

"SECURITIES EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.


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


"SECURITIES COMMISSIONS" means the Ontario Securities Commission, the Quebec Autorite des marches financiers and all other applicable securities regulatory authorities in the Qualifying Provinces.

"SELLING EXPENSES" shall mean all underwriting discounts and fees and selling commissions and stock transfer taxes, if any, attributable to the sale of Registrable Securities by the Holders or the Other Shareholders, as applicable.

"SUBSIDIARY" means a corporation controlled by the Issuer, as the term "control" is defined in the Canada Business Corporations Act as in effect at the date hereof and without reference to any amendments thereto after the date hereof, but shall not include Dolphin Telecom plc and its Subsidiaries.

"TELESYSTEM" means Telesystem Ltd. and 9111-1369 Quebec Inc., and any of their respective Affiliates or successors, acting collectively.

"TSE" means the Toronto Stock Exchange or any successor entity.

"UFI" means U.F. Investments (Barbados) Ltd. and any of its Affiliates or successors.

SECTION 2     U.S. AND CANADIAN DEMAND REGISTRATION RIGHTS

1. If, at any time the Issuer shall be requested by a Holder (in such capacity, the "REQUESTING HOLDER") either (i) to effect the registration under the Securities Act of an offering of Registrable Securities, or (ii) to effect the qualification under Canadian Securities Laws for any distribution of Registrable Securities, it shall promptly give written notice to the other Holders and the Other Shareholders of its requirement to so register or qualify such offering or such distribution of securities and, upon the written request, if any, delivered to the Issuer within 10 days after delivery of any such notice by the Issuer, of the other Holders or Other Shareholders to include in such registration or qualification Registrable Securities or Other Shares held by them, provided, that any such registration or qualification demanded by such Requesting Holder must relate to an amount of Registrable Securities having an aggregate anticipated gross sales price of at least US$25,000,000 or constitute all Registrable Securities then held by such Requesting Holder, the Issuer shall, subject to Section 2.6 below, promptly use its best efforts to effect such registration under the Securities Act or such qualification under Canadian Securities Laws of an offering and/or distribution of the Registrable Securities which the Issuer has been so requested to register or qualify. The Holders shall not be entitled to have Registrable Securities included in any registrations pursuant to this
         Section 2 if, and for so long as, the Issuer is qualified to use Form F-3 promulgated under the Securities Act, or any successor thereto, or use the Qualifying Short-Form Prospectus Regime.

2. The Issuer shall not be obligated to (i) use its best efforts to file and cause to become effective, or obtain a final receipt in respect of, more than two Registration Statements per calendar year initiated by the Holders, or (ii) (A) effect a registration under the


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


         Securities Act if, at the time of such request, no equity securities of the Issuer are listed on NASDAQ or any other nationally recognized U.S. stock exchange or quotation system or (B) effect a registration under the Canadian Securities Laws if, at the time of such request, no equity securities of the Issuer are listed on the TSE or any other nationally recognized Canadian stock exchange or quotation system.

3. The Requesting Holder, at its election, shall have the Registrable Securities covered by its request distributed by means of an underwritten public offering with a single or managing underwriter selected by the Requesting Holder and reasonably acceptable to the Issuer. The Requesting Holder and the Issuer shall (together with all other Holders and Other Shareholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in usual and customary form with the representative of the managing underwriter or underwriters selected for such underwriting (the "REPRESENTATIVE").

4. With respect to any registration or qualification requested by a Requesting Holder, the Issuer shall give notice of such registration or qualification to the Holders who do not request registration or qualification hereunder and the Issuer may include in such registration or qualification any Registrable Securities or Other Shares; provided, however that if the Representative advises the Issuer in writing that marketing factors (including, without limitation, pricing of the underwritten offering) require a limitation on the number of shares to be underwritten, then the number of Registrable Securities and Other Shares to be included in such registration or qualification shall be included in the following order:

         (a) first, the Registrable Securities requested to be registered or qualified by all of the Holders, pro rata based upon the number of Registrable Securities owned by each such Holder; and

         (b) second, the Other Shares proposed to be registered or qualified for distribution.

5. If the Representative has not limited the number of Registrable Securities or other securities to be underwritten, the Issuer may include its securities for its own account in such registration or qualification if the Representative so agrees and if the number of Registrable Securities which would otherwise have been included in such registration or qualification and underwriting will not thereby be limited.

6. Notwithstanding the foregoing, if the Issuer shall furnish to the Holders and the participating Other Shareholders a certificate signed by the President or Chief Executive Officer of the Issuer stating that, in the good faith judgment of the Board of Directors of the Issuer (the "BOARD"), it would, for a bona fide business or securities law reason reasonably acceptable to the Requesting Holder, be materially prejudicial to the Issuer or its shareholders for a registration or qualification demanded by the Requesting Holder to be carried out, then the Issuer shall have the right to defer proceeding with such registration or qualification for a period of not more than 180 days after the delivery of such certificate, provided that the Holders shall not be required to accept such a deferral on more than one occasion.



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

7. At any time before the Registration Statement covering such Registrable Securities becomes receipted or otherwise effective, the Requesting Holders holding two-thirds of the Registrable Securities may request the Issuer to withdraw or not to file the Registration Statement or to remove the Requesting Holder's shares from the registration. In that event, unless such request of withdrawal was caused by, or made in response to, (a) a material adverse effect or a similar event related to the business, properties, condition, or operations of the Issuer not known (without imputing the knowledge of any other Person to such Holders) by the Holders initiating such request at the time their request was made, or other material facts not known to such Holders at the time their request was made, or (b) a material adverse change in the financial markets, the Holders shall be deemed to have used one of their calendar year registration rights under Section 2.2 or Section 4; provided, however, that such withdrawn registration shall not count as a requested registration pursuant to Section 2.2 or Section 4 if the Issuer shall have been reimbursed (pro rata by the Requesting Holders holding two-thirds of the Registrable Securities requested to be registered or in such other proportion as the Requesting Holders may agree) for all out-of-pocket expenses incurred by the Issuer in connection with such withdrawn registration.

8.       A registration shall not count as a requested registration pursuant to
         Section 2.2 or Section 4 until it has become effective. If, after it has become effective, (a) such Registration Statement has not been kept continuously effective for a period of at least 270 days (or such shorter period which will terminate when all the Registrable Securities covered by such Registration Statement have been sold pursuant thereto), (b) such registration requested pursuant to Section 2.1 or
         Section 4 becomes subject to any stop order, injunction or other order or requirement of the SEC, Securities Commissions or other U.S. or Canadian governmental agency or court for any reason, or (c) the conditions to closing specified in the underwriting agreement entered into in connection with such registration are not satisfied or waived, other than by reason of some act or omission by the Requesting Holders, such registration shall not count as a requested registration pursuant to Section 2.2 or Section 4.

SECTION 3     PIGGYBACK REGISTRATION

1. If at any time or from time to time the Issuer shall determine to register any of its equity securities (or securities convertible or exchangeable into equity securities) either for its own account (a "PRIMARY OFFERING") or for the account of any Holder (in such capacity, the "INITIATING HOLDER") (other than, in the case of such equity securities to be registered pursuant to a Registration Statement, a registration on Form S-8 (or similar or successor form) relating solely to stock option, stock purchase or other employee benefit plans, or a registration on Form F-4 (or similar or successor form), or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of Registrable Securities, or in any case a registration pursuant
         Section 2 hereof), the Issuer will:


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

         (a) promptly give to the Holders and the Other Shareholders a written notice thereof (which shall include a list of the jurisdictions in which the Issuer intends to attempt to qualify such securities or the distribution thereof, as applicable, under the applicable blue sky or other state securities laws or Canadian Securities Laws, as applicable); and

         (b) subject to Section 3.2 below, include in such registration or filing (and any related qualification under blue sky laws or other compliance or Canadian Securities Laws or other compliance, as applicable), and in any underwriting involved therein, all the Registrable Securities or Other Shares, as the case may be, specified in a written request or requests made by the Holders or the Other Shareholders, as the case may be, within ten (10) days after the date written notice as described in Section 3.1(a) above is delivered by the Issuer. Such written request may specify all or any part of the Registrable Securities or Other Shares, as the case may be.

2. If the registration or qualification for which the Issuer gives notice is for an underwritten public offering, the Issuer shall so advise the Holders and the Other Shareholders as a part of the written notice given pursuant to Section 3.1(a). In such event, the right of the Holders and the Other Shareholders to registration or qualification pursuant to this Section 3 shall be conditioned upon such Holder's or the Other Shareholder's participation, as the case may be, in such underwriting and the inclusion of such Holder's or Other Shareholder's securities, as the case may be, in the underwriting to the extent provided herein. If such registration or qualification is for a Primary Offering, the underwriter shall be chosen by the Issuer in its sole discretion. Any Holders that intend to include Registrable Securities in such registration or qualification, shall (together with the Issuer and any Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the Representative. Notwithstanding any other provision of this
         Section 3, if the Representative advises the participating Holders, Other Shareholders or the Issuer in writing that marketing factors require a limitation on the number of securities to be underwritten, then the number of securities to be included in such registration or qualification in the following order:

         (i) first, if such offering is a Primary Offering, the Issuer's securities for its own account (such securities ,collectively, "THE PRIMARY SHARES"); and

         (ii) second, the Registrable Securities requested to be included by the Holders in such registration, pro rata, based upon the number of Registrable Securities owned by such Holders; and

         (iii) third, the Registrable Securities requested to be included by the Other Shareholders in such registration, pro rata based on the number of Registrable Securities owned by such Other Shareholders; and

         (iv)     fourth, Other Shares proposed to be registered.

         If a participating Holder or Other Shareholder disapproves of the terms of any such underwriting, it may elect to withdraw its securities therefrom by written notice to the


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


         Issuer and the Representative, such notice to be given a reasonable period of time prior to the finalization of the underwriting arrangements. Any securities excluded or withdrawn from such underwriting shall not be included in such registration or qualification. If, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement or preliminary prospectus filed in connection with such registration, the Issuer (subject to Section 2.6 if such offering is not a Primary Offering) shall determine for any reason either not to register or to delay registration of such securities, the Issuer may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration or qualification (but not from its obligation to pay the expenses of such registration or qualification), without prejudice, however, to the rights of any Holder or Holders of Registrable Securities entitled to request that such registration be effected pursuant to Section 2.1 or Section 4 of this Agreement and
         (ii) in the case of a determination to delay registration or qualification, shall be permitted to delay registration or qualification any Registrable Securities, for the same period as the delay in the registration of such Primary Shares and/or Other Shares.

3. The Holders shall be entitled to have Registrable Securities included in an unlimited number of registrations or qualification pursuant to this Section 3. The Issuer will pay all Registration Expenses in connection with each registration or qualification pursuant to this
         Section 3. No registration effected pursuant to this Section 3 shall relieve the Issuer of its obligation to effect any registration upon request under Section 2.1 or Section 4 hereof, nor shall any registration hereunder be deemed to have been effected pursuant to
         Section 2.1 or Section 4.

SECTION 4     REGISTRATIONS ON FORM F-3 AND UNDER THE QUALIFYING SHORT-FORM
              PROSPECTUS

Anything contained in Section 2 to the contrary notwithstanding, at such time and for so long as the Issuer shall have qualified for the use of Form F-3 promulgated under the Securities Act, or any successor form thereto, or of the Qualifying Short-Form Prospectus Regime, the Holders of Registrable Securities shall have the right to request three registrations per calendar year of Registrable Securities on Form F-3, or its successor form, or the comparable form under the Qualifying Short-Form Prospectus Regime, which request or requests shall (i) specify the number of Registrable Securities intended to be sold or disposed of and the holders thereof, (ii) state whether the intended method of disposition of such Registrable Securities is an underwritten offering and (iii) relate to Registrable Securities having an aggregate offering price (before underwriting discounts and commissions) of at least US$25,000,000. A requested registration on Form F-3 (or its successor form) or on a comparable form under the Qualifying Short-Form Prospectus Regime shall be carried out in coordination with and among all Holders who may wish to sell or dispose of Registrable Securities. A requested registration on Form F-3 (or its successor form) or on the comparable form under the Qualifying Short-Form Prospectus Regime in compliance with this Section 4 shall not count as a Registration Statement initiated pursuant to Section 2.1 but shall otherwise be subject to the first sentence of Section 2.1 and the provisions of Section 2.4 through
Section 2.8.


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

SECTION 5     EXPENSES OF REGISTRATION

The Issuer shall pay all Registration Expenses incurred by the Issuer and the Holders in connection with complying with their obligations pursuant to this Agreement, provided, that such expenses shall not include Selling Expenses, which Registration Expenses shall be borne by the Holders and Other Shareholders pro rata on the basis of the number of each Holder's and Other Shareholders', as the case may be, securities so registered and sold.

SECTION 6     REGISTRATION PROCEDURES

In the case of each registration of, or filing in respect of a qualification of a distribution of, Registrable Securities to be effected by the Issuer pursuant to any provisions of this Agreement, the Issuer will keep the Holders advised in writing as to the initiation of each registration or qualification and as to the completion thereof. In connection with any offering of Registrable Securities registered or qualified pursuant to any provisions of this Agreement, the Issuer shall, at its expense:

1. in respect of the registration of Registrable Securities pursuant to a Registration Statement in the United States:

         (a) Prepare and file with the SEC, as promptly as practical after receipt of a request for registration pursuant to any provisions of this Agreement, which, shall not be more than 60 days from the receipt of request (unless, the Issuer, in the good faith judgment of the Board, and subject to Section 2.6, has a material bona fide business or securities law reason for delaying the filing that is reasonably acceptable to the Holders in which event it may delay such filing for such further reasonable period of time as will permit such reason for delay to be resolved), a Registration Statement on any form for which the Issuer then qualifies, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such Registration Statement to become and remain effective as provided herein; provided, that before filing with the SEC a Registration Statement or prospectus or any amendments or supplements thereto, the Issuer will (A) furnish to the Holders copies of all such documents proposed to be filed for review and comment and (B) notify the participating Holders of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered; and

         (b) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for 270 days after the date of effectiveness; provided, however, that the Issuer shall not be obligated to keep any such Registration Statement effective if such Holders have completed the distributions described in the Registration Statement relating thereto (but not before the expiration of the time periods referred to in Section 4(3) of the Securities Act and Rule 174 promulgated thereunder, or any successor provisions), and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Securities. If any such Registration Statement refers to any holder of Registrable Securities by name or otherwise as the holder of any securities of the Issuer, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Issuer's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Issuer, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder;

2. in respect of the qualification of Registrable Securities pursuant to a prospectus in accordance with Canadian Securities Laws:

         (a) use its best efforts to resolve any regulatory comments and satisfy any regulatory deficiencies in respect of the preliminary prospectus and, as soon as reasonably practicable after such comments or deficiencies have been resolved or satisfied, will prepare and file, and use its best efforts to obtain a receipt (or an equivalent document) in the Qualifying Provinces for, and keep in effect for the statutory period, the final prospectus, and will take all other steps and proceedings necessary in order to qualify the distribution of the Registrable Securities to the public as freely tradable securities in the Qualifying Provinces;

         (b) ensure that the prospectus contains the disclosure required by, and conforms in all material respects to the requirements of, all applicable provisions of Canadian Securities Laws and furnish to the Holders copies of each of the preliminary prospectus and Final Prospectus and such other documents as they may reasonably request to facilitate the disposition of Registrable Securities by them; and

         (c) prepare and file with the Securities Commissions in the Qualifying Provinces any amendments and supplements to the prospectus that may be necessary to comply with Canadian Securities Laws with respect to the distribution of all securities qualified by such prospectus; and

3.       in both cases:

         (a) notify in writing each Holder's counsel (i) of the receipt by the Issuer of any notification with respect to any comments by the SEC or the Securities Commissions with respect to such Registration Statement or prospectus or any amendment or supplement thereto or any request by the SEC or the Securities Commissions for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Issuer of any notification with respect to the issuance by the SEC or the Securities Commissions of any stop order or equivalent order suspending the effectiveness of such Registration Statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

         (b) furnish to each underwriter, if any, and the participating Holders such number of copies of (i) in the case of a Registration Statement, such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act, and
                  (ii) in the case of a Prospectus receipted in accordance with Canadian Securities Laws, such final prospectus, each amendment and supplement thereto (in each case including all exhibits thereto), and each preliminary prospectus in conformity with the requirements of Canadian Securities Laws, and such other documents incident thereto as the participating Holders may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities;

         (c) use its best efforts to register or qualify the Registrable Securities under (i) the state securities or "blue sky" laws of such states, and (ii) the Canadian Securities Laws of such Qualifying Provinces, as the participating Holders or the Representative reasonably request and do any and all other acts and things that may be reasonably necessary or advisable to enable the participating Holders and the underwriters to consummate the disposition in such jurisdictions of the Registrable Securities; provided, however that the Issuer will not be required as a result thereof to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause 6.3(c)(A), (B) subject itself to taxation or regulation of its business in any such jurisdiction in which it would not otherwise be so subject or (C) consent to general service of process in any jurisdiction in which it would not otherwise be subject to general service of process;

         (d) use its best efforts to cause the Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Issuer to enable the consummation of the disposition of such Registrable Securities;

         (e) immediately notify the Holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act or pursuant to Canadian Securities

                  Laws, of the happening of any event that comes to the Issuer's attention, if as a result of such event any such prospectus, including such Registration Statement or prospectus, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; and the Issuer will promptly prepare and furnish to the Holders a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Registration Statement prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made;

         (f) use its best efforts to cause all such Registrable Securities to be listed (i) on a national securities exchange in the United States or quoted on the NASDAQ and (ii) on the TSE and listed or quoted on each securities exchange or automated quotation system on which similar securities issued by the Issuer may then be listed or quoted, and enter into such customary agreements including a listing application and indemnification agreement in customary form, and, subject to applicable law, to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the effective date of such Registration Statement;

         (g) enter into and perform its obligations under such usual and customary agreements (including an underwriting agreement or qualified independent underwriting agreement, in each case, in usual and customary form) and take all such other actions as the Holders or the underwriter reasonably requests in order to expedite or facilitate the disposition of such Registrable Securities, including customary representations, warranties, covenants, indemnities and agreements;

         (h) promptly issue to any underwriter to which the Holders holding such Registrable Securities may sell securities in such offering certificates evidencing such Registrable Securities;

         (i) make available (after reasonable notice and execution of usual and customary confidentiality agreements satisfactory to the Issuer) for inspection, during business hours of the Issuer, by a Holder or its Representatives (if it has requested registration of Registrable Securities) and any underwriter participating in any disposition pursuant to such Registration Statement, to the extent provided in the applicable underwriting agreement (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Issuer and its Subsidiaries (collectively, "RECORDS"), if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Issuer's officers, directors, employees, counsel and financial and accounting advisers and those of the Issuer's Affiliates, to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such Registration Statement or prospectus;

         (j) use its best efforts to obtain a "cold comfort" letter (or the Canadian equivalent thereof) from the Issuer's appointed auditors in customary form and covering such matters of the type customarily covered by "cold comfort" letters (or the Canadian equivalent thereof) as the Representative reasonably requests;

         (k) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and the Securities Commissions and all conditions imposed by relevant governmental authorities or under applicable law including Canadian Securities Laws, including, in the U.S. context, making available to the Holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the Registration Statement or prospectus, an earnings statement covering a period of at least twelve months beginning after the effective date of the Registration Statement (as the term "effective date" is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

         (l) cooperate and assist in any filings required to be made with the NASD or the TSE and in the performance of any due diligence investigation of the Holders (including any "qualified independent underwriter" or the equivalent that is required to be retained in accordance with the rules and regulations of the NASD and applicable Canadian Securities Laws and/or the rules of the TSE).

         The Holders agree that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 6.3(e) hereof, the Holders will forthwith discontinue disposition of Registrable Securities pursuant to any prospectus or Registration Statement until the Holders' receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.3(e) hereof, and, if so directed by the Issuer (at the Issuer's expense), the Holders will deliver to the Issuer all copies (including, without limitation, any and all drafts), other than permanent file copies, then in the Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

SECTION 7     INDEMNIFICATION

1. In the event of any registration or qualification of Registrable Securities pursuant to this Agreement, the Issuer will indemnify and hold harmless each Holder, its directors, officers and partners, each Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act and the OSA from and against any and all losses, claims, damages and liabilities (or actions in respect thereof), joint or several, and expenses (including any amounts paid in any settlement effected with the Issuer's consent, which consent will not be unreasonably withheld or delayed) to which such Holder, any such director or officer or any such underwriter or controlling Person may become subject under the Securities Act, the Securities Exchange Act, United States state securities or "blue sky" laws, Canadian Securities Laws or the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (A) any untrue statement (or alleged untrue statement) of any material fact contained in any Registration Statement, prospectus, offering circular or other similar document, or any amendment or supplement thereto incident to such registration, qualification or compliance under which such securities were registered under the Securities Act or in accordance with Canadian Securities Laws, any final or summary prospectus contained therein, or any amendment or supplement thereto, (B) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, or (C) any violation (or alleged violation) by the Issuer of any United States federal, state or common law rule or regulation or any Canadian federal, provincial or common law rule or regulation, in each case applicable to the Issuer and relating to action required of or inaction by the Issuer in connection with any such registration, qualification or compliance. The Issuer will reimburse such Holder and each such director, officer, underwriter and controlling Person for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred; provided, however that the Issuer shall not be liable in any such case to the extent that any such claim, loss, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in such Registration Statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Issuer by the Holders or any such director, officer, underwriter or controlling Person specifically stating that it is for use therein; provided, further, however, that the Issuer shall not be liable to any of the foregoing indemnities pursuant to this Section 7 with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such indemnitee results from the fact that such participating Holder or underwriter sold Registrable Securities to a Person to whom there was a legal obligation, but was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Issuer has previously furnished copies thereof to such Holders or underwriter and such final prospectus, as then amended or supplemented, had corrected any such misstatement or omission or after receipt of a notice pursuant to Section 6.3(e) hereof (prior to the amendment or supplement thereunder having been furnished).

         The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders or any such director, officer, underwriter or controlling Person and shall survive the transfer of such securities by the Holders or such underwriter.

2. Each Holder whose Registrable Securities are included in the securities as to which any such registration, qualification or compliance is being effected in accordance with the provisions hereof shall (x) indemnify the Issuer, its directors, officers and controlling Persons, all other prospective sellers, each Person who participates as an underwriter, and their respective directors, officers and controlling Persons from and against all claims, losses, damages and liabilities (or actions in respect thereof) and expenses to which any such Person may become subject under the Securities Act, the Securities Exchange Act, United States state securities or "blue sky" laws, Canadian Securities Laws, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (A) any untrue statement (or alleged untrue statement) of a material fact with respect to such Holder contained in any such Registration Statement (including any final or summary prospectus contained therein), or other prospectus or any amendment or supplement thereto, in reliance on and in conformity with written information furnished to the Issuer by such Holder specifically for use therein, or (B) any omission (or alleged omission) to state therein a material fact with respect to such Holder required to be stated therein or necessary to make the statements made by such Holder therein not misleading in light of the circumstances in which they were made and (y) reimburse the Issuer and its directors, officers, controlling Persons and all other prospective sellers, each Person who participates as an underwriter, and their respective directors, officers, and controlling Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in the case of both clause (x) and clause (y), to the extent, and only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement or any, preliminary, final or summary prospectus contained therein), prospectus, offering circular, or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Issuer by such Holder with respect to such Holder specifically for use therein; provided, however that the obligations of each Holder hereunder shall be several and not joint and limited to an amount equal to the actual net proceeds to be received by such Holder from securities sold by such Holder pursuant to such Registration Statement or prospectus or offering circular.

         The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of the Issuer or any Holder, the underwriters or any of their respective directors, officers, or controlling Persons and shall survive the transfer of such securities by the Holders and such underwriters.

3. Each party entitled to indemnification under this Section 7 (an "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom (it being understood that the Indemnifying Party shall not be responsible for more than one counsel for all Indemnified Parties in any single action or claim (or group of related actions or claims), unless the Holders shall have reasonably concluded that any Holder may have a conflict of interest with one or more other Indemnified Parties with respect to any actions or claims). Counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed). The Indemnified Party may participate in such defense at the Indemnified Party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the reasonable fees and expenses of the Indemnified Party's counsel shall be at the expense of the Indemnifying Party and shall be reimbursed as they are incurred). The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7 except to the extent the Indemnifying Party is actually materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as a term thereof the giving by the claimant or plaintiff to such Indemnified Party of an unconditional release from all liability with respect to such claim or litigation. Each Indemnified Party shall promptly furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

4. In order to provide for just and equitable contribution in circumstances in which the foregoing indemnities provided for in this
         Section 7 are for any reason held to be unenforceable although applicable in accordance with their terms, the Issuer and each Holder shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnities in such proportion as shall be appropriate to reflect (A) the relative benefits received by the Issuer, on the one hand, and such Holder, on the other hand, from the offering of the Registrable Securities and any other securities included in such offering, and (B) the relative fault of the Issuer, on the one hand, and of such Holder, on the other hand, with respect to the statements or omissions that resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations; provided, however that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to a contribution from any Person who was not guilty of such fraudulent misrepresentation. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer or such Holders, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if a contribution pursuant to this Section 7 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. Notwithstanding anything to the contrary contained herein, the parties agree that any contribution required to be made by any Holder pursuant to this Section 7 shall not exceed the actual net proceeds from the offering of Registrable Securities received by such Holder with respect to such offering. For purposes of this Section 7, each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or Section 1(3) of the OSA shall have the same rights to contribution as such Holder, and each director of the Issuer, each officer of the Issuer who signed the Registration Statement, and each Person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 1(3) of the OSA shall have the same rights to contribution as the Issuer.

5. The foregoing indemnities of the Issuer and the Holders are subject to the condition that, insofar as they relate to any untrue statement (or alleged untrue statement) of a material fact contained in a preliminary prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they were made, which was eliminated or remedied in the amended prospectus on file with the SEC or the Securities Commissions, as the case may be at the time the Registration Statement in question became effective or the amended prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act or applicable Canadian Securities Laws (the "FINAL PROSPECTUS"), such indemnities shall not inure to the benefit of any underwriter if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

SECTION 8     INFORMATION BY THE HOLDERS

Each Holder shall furnish to the Issuer such information regarding such Holder and the distribution proposed by such Holder as the Issuer may reasonably request in writing in connection with any registration or qualification of Registrable Securities and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. Compliance with this Section shall be a condition to the availability of the rights granted to the Holders pursuant to Section 2 and Section 3 hereunder.

SECTION 9     RULE 144 REPORTING, ETC.

With a view to making available the benefits of certain rules and regulations of the SEC and applicable Canadian Securities Laws which may permit the sale of the restricted securities to the public without registration, the Issuer agrees to:

(a) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act;

(b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Securities Exchange Act at any time when it is subject to such reporting requirements;

(c) so long as the Holders own any Registrable Securities, furnish to the Holders upon request a written statement by the Issuer as to its compliance with the current information requirements of Rule 144 under the Securities Act, a copy of the most recent annual or quarterly report of the Issuer, and such other reports and documents filed with the SEC pursuant to the reporting requirements of the Securities Exchange Act as the Holders may reasonably request in availing itself of any rule or regulation of the SEC allowing the Holders to sell any such securities without registration; and

(d) maintain its status as a "reporting issuer" not in default of the requirements under applicable Canadian Securities Laws.

SECTION 10    NO CONFLICTS OF RIGHTS

The Issuer represents and warrants to the Holders that the registration rights granted to the Holders hereby do not conflict with any other registration rights granted by the Issuer. The Issuer shall not, after the date hereof, grant any registration rights which conflict with or impair, or have any priority over, the registration rights granted hereby.

SECTION 11    TERMINATION

This Agreement shall terminate and be of no further force or effect when there shall not be any Registrable Securities, provided, however that Section 5 and
Section 7 shall survive the termination of this Agreement. If the Second Amended and Restated Investor Rights Agreement of even date herewith among the Issuer and the Holders (the "IRA") shall terminate, either as a whole or in respect of a particular Holder, this Agreement shall continue (i) with respect to Registrable Securities held by each Holder on the earlier of (A) the date of termination of the IRA as a whole, and (B) with respect to a Holder who has ceased to be bound by the IRA prior to its termination as a whole, the date such Holder ceased to be so bound, and (ii) only to the extent such Holder's shares in the Issuer continue to be "Registrable Securities" for US securities law purposes within the meaning of clause (i) of the definition of "Registrable Securities".

SECTION 12    SUCCESSORS AND ASSIGNS

This Agreement shall bind and inure to the benefit of the Issuer and the Holders and, subject to Section 13, their respective successors and permitted assigns.

SECTION 13    ASSIGNMENT

Each Holder may assign its rights hereunder to any Affiliate or Qualified Purchaser of such Holder; provided, however, that such Affiliate or Qualified Purchaser shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as
(i) in the case of such Affiliate, a Holder and (ii) in the case of such Qualified Purchaser, an Other Shareholder, whereupon such Affiliate or Qualified Purchaser shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as a Holder or Other Shareholder, as the case may be.

SECTION 14    MERGERS, ETC.

The Issuer shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Issuer shall not be the surviving corporation unless the surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Issuer under this Agreement insofar as the Holders continue after any such transaction to hold Registrable Securities; and for that purpose references hereunder to "Registrable Securities" shall be deemed to include the shares of common stock or other securities, if any, which the Holders would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization, provided that, to the extent the Holders receive securities that are by their terms convertible into shares of common stock of the issuer thereof, then any such shares of common stock as are issued or issuable upon conversion of said convertible securities shall be included within the definition of "Registrable Securities".

SECTION 15    NOTICES

Any notice, direction or other communication to be given under this Agreement shall be in writing and given by delivering it or sending it by telecopy or other similar form of recorded communication addressed:

         (a)    if to the Issuer, to it at:

                1250 blvd. Rene-Levesque West
                38th Floor
                Montreal, Quebec, Canada H3G 4W8

                Attention:  The Vice President, Finance, and
                            the General Counsel and Secretary

                Telephone:  (514) 673-8497
                Telecopier: (514) 673-8470

         (b)    if to UFI, to it at:

                U.F. Investments (Barbados) Ltd.
                The Ernst & Young Building
                Bush Hill Bay Street
                Bridgetown, Barbados

                Attention:  The Managing Director

                Telephone:  (246) 430-3900
                Telecopier: (246) 426-9551

                with a copy to:

                Hutchison Whampoa Limited
                22nd Floor
                Hutchison House

                10 Harcourt Road
                Hong Kong

                Attention: Company Secretary

                Telephone:  (852) 2128-1733
                Telecopier: (852) 2128-1778

         (c)    if to JP Morgan, to it at:

                c/o JP Morgan Partners, LLC
                1221 Avenue of the Americas
                New York, NY 10020

                Attention:  Official Notices Clerk
                            (FBO: Michael R. Hannon)

                Telephone:  212 899-3400
                Telecopier: 212 899-3401

                with a copy to:

                O'Melveny & Myers LLP
                Times Square Tower
                7 Times Square
                New York, NY 10036

                Attention: Gregory A. Gilbert, Esq.

                Telephone:  212 408-2400
                Telecopier: 212 728-5950

         (d)    if to Telesystem, to it at:

                1250 Rene Levesques Blvd.
                38th Floor
                Montreal, Quebec, Canada

                H3B 4W8

                Attention: Chief Financial Officer, Daniel Cyr

                Telephone:  (514) 397-9797
                Telecopier: (514) 397-0089


         (e)    if to EEIF, to it at:

                Emerging Markets Partnership (Europe) Limited
                161, Brompton Road

                London SW3 1EX

                Tel:        +44 20 7886 3600
                Fax:        +44 20 7886 3639
                Attn:       Colin Hewett

               With a copy to:

               Gibson, Dunn & Crutcher LLP
               Telephone House
               2-4 Temple Avenue
               London EC4Y 0HB

               Tel:  +44 20 7071-4000
               Fax:  +44 20 7071-4244
               Attn: Wayne PJ McArdle, Esq.


Any such communication shall be deemed to have been validly and effectively given (i) if personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (local time in the place of the recipient) and otherwise on the next Business Day, or (ii) if transmitted by telecopy or similar means of recorded communication on the Business Day following the date of transmission. Any party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such party at its changed address.

SECTION 16    ENTIRE AGREEMENT

This Agreement , including the exhibits, schedules, and other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

SECTION 17    COUNTERPARTS; FACSIMILE SIGNATURES

This Agreement may be executed in any number of original or facsimile counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

SECTION 18    HEADINGS

The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

SECTION 19    SEVERABILITY

It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 20    GOVERNING LAW

THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY RELATED DOCUMENT MAY BE BROUGHT EXCLUSIVELY IN EITHER THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK OR IN THE COURTS OF COMPETENT JURISDICTION OF THE PROVINCE OF QUEBEC AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY AND ASSETS, GENERALLY AND UNCONDITIONALLY THE JURISDICTION OF THE AFORESAID COURTS.

SECTION 21    LANGUAGE

The Parties acknowledge and are satisfied that this Agreement be drawn up in the English language. Les parties aux presentes reconnaissent et acceptant que cette entente soit redigee en Anglais.

IN WITNESS WHEREOF the parties have caused this Second Amended and Restated Registration Rights Agreement to be executed by their respective duly authorized officers.


                                        TELESYSTEM INTERNATIONAL
                                        WIRELESS INC.

                                        By: ____________________________________
                                            Authorized Signing Officer

                                        By: ____________________________________
                                            Authorized Signing Officer


                                        U.F. INVESTMENTS (BARBADOS) LTD.

                                        By:  ___________________________________
                                             Authorized Signing Officer


                                        J.P. MORGAN PARTNERS (BHCA), L.P.

                                        By:  JPMP Master Fund Manager, L.P.
                                             its General Partner

                                        By:  JPMP  Capital Corp.
                                             its General Partner

                                        By:  ___________________________________
                                             Name:  Michael Hannon
                                             Title: Managing Director

                                        JPMP TIW EH, LP

                                        By:  JPMP TIW EH, GP, LLC
                                             its General Partner

                                        By:  J.P. Morgan Partners (BCHA), L.P.
                                             its Sole Member

                                        By:  JPMP Master Fund Manager, L.P.
                                             its General Partner

                                        By:  JPMP Capital Corp.
                                             its General Partner

                                        By:  ___________________________________
                                             Name:  Michael Hannon
                                             Title: Managing Director


                                        AOF INVESTMENT N.V.

                                        By:

                                        By:  ___________________________________
                                             Name:
                                             Title:


                                        CEA INVESTMENT N.V.

                                        By:

                                        By:  ___________________________________
                                             Name:
                                             Title:


                                        CAIP INVESTMENT N.V.

                                        By:

                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        EEIF MELVILLE B.V.

                                        By:  ___________________________________
                                             Authorized Signing Officer


                                        EEIF CZECH N.V.

                                        By:  ___________________________________
                                             Authorized Signing Officer


                                        EMERGING EUROPE INFRASTRUCTURE FUND C.V.

                                        By:  ___________________________________
                                             Authorized Signing Officer


                                        TELESYSTEM LTD.

                                        By:  ___________________________________
                                             Authorized Signing Officer


                                        9111-1369 QUEBEC INC.

                                        By:  ___________________________________
                                             Authorized Signing Officer

                                   SCHEDULE 1

                                     HOLDERS


UFI

U.F. Investments (Barbados) Ltd.


JP MORGAN

J.P. Morgan Partners (BHCA), L.P.

JPMP TIW EH, L.P.

AOF Investment N.V.

CEA Investment N.V.

CAIP Investment N.V.


TELESYSTEM

Telesystem Ltd.

9111-1369 Quebec Inc.


EEIF

EEIF Melville B.V.

EEIF Czech N.V.

Emerging Europe Infrastructure Fund C.V.